                                                                 EXHIBIT 10.6(h)

--------------------------------------------------------------------------------


                  SUBORDINATE CERTIFICATE FINANCING AGREEMENT


                                 By and Between


                          DLJ MORTGAGE CAPITAL, INC.,
                                   as Lender,


                                      and


                              BNC MORTGAGE, INC.,
                                  as Borrower



                           Dated as of March __, 1998



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page

Section 1.   Definitions..................................................   1

Section 2.   Loan.........................................................   8

Section 3.   Purpose of this Agreement....................................  12

Section 4.   Pledge and Security..........................................  13

Section 5.   Representations and Warranties...............................  13

Section 6.   Collateral Amount Maintenance................................  18

Section 7.   Borrower Covenants...........................................  18

Section 8.   Events of Default............................................  23

Section 9.   Remedies Upon Default........................................  25

Section 10.  Indemnification..............................................  27

Section 11.  Power of Attorney............................................  27

Section 12.  Participation; Assignments...................................  27

Section 13.  Notices......................................................  28

Section 14.  No Oral Modifications; Successors and Assigns................  28

Section 15.  Severability of Provisions...................................  29

Section 16.  No Waiver....................................................  29

Section 17.  Governing Law; Agreement Constitutes Security Agreement......  29

Section 18.  Jurisdiction.................................................  29

Section 19.  Integration..................................................  29

Section 20.  Advice from Independent Counsel..............................  29

Section 21.  Judicial Interpretation......................................  30

     EXHIBITS:
     ---------

     Exhibit A     Instruction Letter
     Exhibit B     Secured Note
     Exhibit C     Scheduled Cumulative Prepayments
     Exhibit D     Subsidiaries of Borrower
     Exhibit E     Subordinate Certificates

                  SUBORDINATE CERTIFICATE FINANCING AGREEMENT


     This SUBORDINATE CERTIFICATE FINANCING AGREEMENT (this "Agreement"), dated
                                                             ---------
as of ______, 1998, by and among DLJ MORTGAGE CAPITAL, INC. ("Lender"), and BNC
                                                              ------
MORTGAGE, INC., ("Borrower").

     WHEREAS, the Lender wishes to lend, and the Borrower wishes to borrow in one or more advances, subject to certain terms and conditions, moneys in connection with the financing of Subordinate Certificates owned by the Borrower, and certain other collateral described herein and pledged pursuant hereto; and

     WHEREAS, the parties desire to agree upon the terms and conditions governing such financing facility;

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1.    Definitions. Capitalized terms used in this Agreement shall
                    -----------
have the meanings set forth below. Capitalized terms used without definition shall have the meanings set forth in the Pooling and Servicing Agreement, giving no effect to future amendments and modifications, unless otherwise defined elsewhere in this Agreement.

     "Advance" means each advance of funds made hereunder to be secured by the
      -------
Collateral pursuant to the terms hereof.

     "Affiliate" means, when used with respect to any specified Person, any
      ---------
other Person directly or indirectly controlling, controlled by, or under common control with, such Person. Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative thereto.

     "Amortization Period" shall mean the period beginning on the earlier of (i)
      -------------------
the Step-up Date or (ii) the first Payment Date on or after the occurrence of a Trigger Event, and ending on the termination of this Agreement.

     "Borrower Party" means the Borrower or a Holding Company thereof.
      --------------

     "Business Day" means any day other than (a) a Saturday or a Sunday, and (b)
      ------------
any day on which banking institutions in the State of New York are authorized or required by law or regulation, executive order or governmental decree to be closed.

     "Capital Markets Transaction" has the meaning specified therefor in Section
      ---------------------------
2(i).

     "Cash Receipts" has the meaning specified therefor in Section 2(f).
      -------------

     "Change in Control" means, with respect to the Borrower, (i) except in the
      -----------------
case of a merger or reorganization in which the Borrower is the surviving entity, the sale, transfer or other disposition of more than forty-nine percent (49%) of the shares of common stock of the Borrower or, if applicable, preferred stock being made to a Person that, prior to such sale, transfer or other disposition; (ii) except in the case of a merger or reorganization in which the Borrower is the surviving entity, the sale, lease or other transfer, in one or more series of transactions (other than transactions similar to the Securitization Transaction), of all or substantially all of the assets of the Borrower to any other Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (each, a "Group");
                                                                       -----
(iii) the adoption of a plan relating to the liquidation or dissolution of the Borrower; or (iv) the consummation of any transaction or series of transactions the result of which is that any Person or Group beneficially owns, directly or indirectly, a majority interest of the total aggregate voting power of all classes of the Borrower's voting stock, warrants and/options to acquire such voting stock, calculated on a fully diluted basis.

     "Collateral" means any collateral pledged by the Borrower to the Lender as
      ----------
described in Section 4.

     "Cross-Collateralized Facility"  means any financing facility extended to
      -----------------------------
the Borrower by DLJ Mortgage Capital, Inc. as lender, other than this Agreement.

     "Cumulative Net Losses" means with respect to each Securitization
      ---------------------
Transaction and any mortgage loan group the sum of all Realized Losses incurred since the Cut-off Date.

     "Cut-Off Date" means the cut-off date for the Securitization Transactions.
      ------------

     "Delinquency Amortization Amount" means, at any time, an amount equal to
      -------------------------------
1/12th of the Facility Balance immediately prior to the Principal Acceleration Date.

     "Delinquency Rate" shall be, with respect to any Distribution Date in any
      ----------------
Securitization Transaction, a rate equal to (i) the aggregate unpaid principal balance of the Mortgage Loans that are contractually 90 or more days delinquent as of the close of business on the last day of the preceding Due Period (including any Mortgage Loans in foreclosure and the unpaid principal balance of any REO Properties) divided by (ii) the aggregate unpaid principal balance of the Mortgage Loans as of the end of the immediately preceding Due Period.

     "Delinquency Trigger" shall have occurred if on any Distribution Date in
      -------------------
any Securitization Transaction the three month rolling average Delinquency Rate (concluding as of the close of business on the last day of the preceding Due Period) exceeds 10%.

     "Determination Period" means, in connection with the calculation of the
      --------------------
LIBOR Rate, one month.

     "Distribution Date" means the 25th day of each calendar month, or if such
      -----------------
25th day is not a Business Day, the next succeeding Business Day, commencing on _______, 1998.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and the regulations and rulings thereunder.

     "Event of Default" has the meaning specified therefor in Section 8.
      ----------------

     "Facility Balance" means, as of any date, the sum of (a) the Loan Balance,
      ----------------
and (b) any other fees or expenses owing to Lender hereunder including any unpaid and overdue Interest Amount from prior Payment Dates.

     "Funding Date" means the Initial Funding Date and each later date or dates
      ------------
on which an Advance is made after all conditions hereunder to the making of the Advance have been satisfied as determined by the Lender in its sole discretion.

     "GAAP" means United States generally accepted accounting principles,
      ----
consistently applied, as in effect from time to time.

     "Hedging Contract" means any instrument or agreement acquired or entered
      ----------------
into by the Borrower from time to time for the purpose of hedging risks associated with the Subordinate Certificates.

     "Holding Company" means any Person formed to own all of the capital stock
      ---------------
of the Borrower.

     "Hypothecation" has the meaning specified in Section 12(a).
      -------------

     "Indebtedness" has the meaning specified in Section 9(a)(i).
      ------------

     "Indemnified Amounts" has the meaning specified in Section 10.
      -------------------

     "Indemnified Parties" has the meaning specified in Section 10.
      -------------------

     "Independent Accountants" means a "big-six" independent certified public
      -----------------------
accounting firm or other accounting firm acceptable to Lender in its sole discretion.

     "Initial Funding Date" means _______, 1998.
      --------------------

     "Instruction Letter" has the meaning specified in Section 2(a)(vii).
      ------------------

     "Interest Amount" means, with respect to any Payment Date, the aggregate
      ---------------
amount of interest on the Facility Balance computed on a daily basis for the related Monthly Period computed as the product of (i) the Interest Rate in effect on each day of such period, and (ii) the Facility Balance on each day of such Monthly Period.

     "Interest Rate" means, as of any date of determination, to the extent
      -------------
permitted by applicable law, the per annum percentage rate, calculated daily, equal to the sum of the LIBOR Rate and (1) prior to the Step-up Date, [two and one half percentage points (2.50%)] and (2) on and after the Step-up Date, [three and one half percentage points (3.50%)], computed in each case on the basis of the actual days elapsed and a 360 day year; provided, however, that
                                                     --------  ---------
upon the occurrence and during the continuation of an Event of Default, the Interest Rate shall be equal to the sum of the [LIBOR Rate and four and one half percentage points (4.50%)].

     "Interest Reset Period" means the period commencing on and including a
      ---------------------
Distribution Date (or commencing on and including the Funding Date in the case of the initial Interest Reset Period) to but excluding the next succeeding Distribution Date. The final Interest Reset Period shall terminate on and shall include the date of the final payment to the Lender of all amounts due hereunder.

     "LIBOR Rate" means, with respect to each Interest Reset Period, the London
      ----------
interbank offered rate for United States dollar deposits having a duration equal to the Determination Period determined by Lender on the Rate Determination Date immediately preceding the commencement of such Interest Reset Period as follows:

          (a) On each Rate Determination Date, Lender shall determine the LIBOR Rate as of 11:00 A.M. (London time) on such Rate Determination Date on the basis of the quotations thereof which appears on Telerate Page 3750;

          (b) If on any Rate Determination Date, the LIBOR Rate does not appear on Telerate Page 3750, Lender shall determine the LIBOR Rate on the basis of quotations provided by Reference Banks on such Rate Determination Date to prime banks in the London interbank market. The LIBOR Rate as determined by Lender is the arithmetic mean of such quotations;

          (c) If on any Rate Determination Date at least two of the Reference Banks provide quotations, the LIBOR Rate shall be determined in accordance with clause (b) above on the basis of the offered quotations of those Reference Banks providing such quotations; and

          (d) If on the Rate Determination Date only one or none of the Reference Banks provides such offered quotations, the LIBOR Rate shall be:

          (i) the rate per annum (rounded, as aforesaid) that Lender determines to be either (A) the arithmetic mean of the offered quotations that leading banks in the City of New York reasonably selected by Lender on a non-discriminatory basis are quoting at or about 11:00 A.M. New York City time on the relevant Rate Determination Date for loans in U.S. Dollars to leading banks active in the London interbank eurodollar market for a period equal to the related Determination Period or those of them (being at least two in number) to which such offered quotations are, in the opinion of Lender, being so quoted, or (B) in the event that Lender can determine no such arithmetic mean, the arithmetic mean of the offered quotations that leading banks in the City of New York reasonably selected by Lender on a non-discriminatory basis are quoting at or about 11:00 A.M. (London time) on such Rate Determination Date to leading banks active in the London interbank eurodollar market for Dollar deposits having a duration equal to the Determination Period; or

          (ii) if the banks selected as aforesaid by Lender are not quoting as described in clause (i) above, the LIBOR Rate for such Distribution Date shall be the LIBOR Rate as determined on the previous Rate Determination Date.

     "Lien" means any interest in property securing an obligation owed to, or
      ----
claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, civil law, statute, civil code or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien, privilege, security interest or other encumbrance arising from a mortgage, deed of trust, hypothecation, cession, transfer, assignment, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes.

     "Loan" has the meaning specified therefor in Section 2(a).
      ----

     "Loan Balance" means, as of any date, (a) the amount advanced on the
      ------------
Initial Funding Date, plus (b) the amount advanced on each subsequent Funding
                      ----
Date, less (c) payments of principal applied hereunder with respect thereto.
      ----

     "London Business Day" means any day on which dealings in deposits in United
      -------------------
States dollars are transacted in the London interbank market.

     "Loss Event" shall have occurred if on any Distribution Date, Cumulative
      ----------
Net Losses exceed [1.0%] of the Maximum Collateral Amount.

     "Market Value" means as of any date, with respect to each Subordinate
      ------------
Certificate, the price at which the Subordinate Certificate could readily be sold as reasonably determined by the Lender acting in good faith. The Market Value of each Subordinate Certificate shall also take into account the market value (both positive and negative) as determined by the Lender in its sole discretion of any Hedging Contracts purchased by the Borrower and pledged to the Lender as security for the obligations of the Borrower hereunder; provided that any final settlement payments due under any such Hedging Contracts shall be excluded from such calculation.

     "Margin Deficit" has the meaning specified in Section 6(a).
      --------------

     "Material Adverse Change" means, with respect to the Borrower, a material
      -----------------------
adverse change in, or effect upon, any of (i) the financial condition, business, performance, operations, properties, or profits of the Borrower, (ii) the legality, validity or enforceability of this Agreement, the Secured Note or any Related Documents, or (iii) the Collateral.

     "Maturity Date" means the earlier to occur of (x) the Facility Balance
      -------------
being reduced to zero, or (y) the first anniversary of the Initial Funding Date.

     "Maximum Collateral Amount" means with respect to any Securitization
      -------------------------
Transaction the aggregate initial principal balance of the Mortgage Loans in the related loan group, including any Prefunding Amounts.

     "Maximum Facility Balance" means $5 million.
      ------------------------

     "Monthly Period" means, with respect to any Payment Date, the period from
      --------------
and including the preceding Payment Date (or in the case of the first Payment Date for the initial Advance, from and including the related Funding Date) to and excluding the applicable Payment Date.

     "Monthly Principal Payment" means, with respect to each Payment Date
      -------------------------
commencing on the earliest of (i) the Step-up Date or (ii) the first Payment Date on or after the occurrence of a Trigger Event, an amount equal to either
(A) the greater of (1) 1/12th of the Loan Balance on the related Step-up Date or Trigger Event, whichever is applicable, or (2) the Cash Receipts after the payment of interest due on the Loan on such Payment Date or (B) commencing on the Principal Acceleration Date, the greater of (1) the amount specified in clause (A) above or (2) the Delinquency Amortization Amount.

     "Mortgage Loans" means the mortgage loans subject to the Securitization
      --------------
Transaction.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" as
      ------------------
defined in section 4001(a)(3) of ERISA.

     "Net Equity" means the shareholders' equity of the Borrower, determined in
      ----------
accordance with GAAP.

     "Participant" has the meaning specified in Section 12(a).
      -----------

     "Payment Date" shall mean a Distribution Date.
      ------------

     "Person" means any legal person, including any individual, corporation,
      ------
limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

     "Plan" means an "employee benefit plan" (as defined in Section 3(3) of
      ----
ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Borrower or any of its Affiliates or with respect to which the Borrower or any of its Affiliates may have any liability.

     "Pool" means the pool of Mortgage Loans subject to each Securitization
      ----
Transaction.

     "Pooling and Servicing Agreements" means the Pooling and Servicing
      --------------------------------
Agreement, entered into among ______________as company, _____________, as master servicer and __________ as trustee pursuant to which a Subordinate Certificate has been issued.

     "Prepayment Trigger" shall have occurred if on any Distribution Date for
      ------------------
any Securitization Transaction and any mortgage loan group the aggregate cumulative Principal Prepayments in respect of the Mortgage Loans in such mortgage loan group from the period beginning on the Cut-off Date and ending at the end of the immediately preceding Due Period exceeds the Scheduled Cumulative Prepayments listed on Exhibit C for such Payment Date.

     "Principal Acceleration Date" means the first Payment Date on which the
      ---------------------------
Delinquency Trigger for any Securitization Transaction and any mortgage loan group has occurred with respect to three (3) consecutive Distribution Dates.

     "Rate Determination Date" means, with respect to any day in an Interest
      -----------------------
Reset Period, the second London Business Day prior to such day.

     "Reference Banks" means two major banks in the London interbank market as
      ---------------
selected by Lender. Each Reference Bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London and which has been designated as such by Lender and is able and willing to provide such quotations to Lender on each Rate Determination Date. If any Reference Bank designated by Lender fails to meet the qualifications of a Reference Bank, Lender will use its best effort to designate an alternative Reference Bank.

     "Related Document" means, as applicable, any document executed in
      ----------------
connection herewith or with a Securitization Transaction, or related hereto or thereto.

     "Restricted Payment" means, as applied to any Person,
      ------------------

          (i) any dividend or other distribution (including any distribution of properties, assets, cash, rights, obligations or securities), direct or indirect, on account of any shares of capital stock of such Person now or hereafter outstanding or any securities convertible into or exercisable or exchangeable for such shares of capital stock, except for a dividend payable to all of the holders of such Person's common stock solely in shares of common stock; and

          (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of capital stock of such Person now or hereafter outstanding or any securities convertible into or exercisable or exchangeable for such shares of capital stock.

     "Revolving Period" shall mean the period beginning on the Initial Funding
      ----------------
Date and ending on the day immediately preceding the commencement of the Amortization Period.

     "Secured Note" means the promissory note in the form attached hereto as
      ------------
Exhibit B hereto.

     "Securitization Transaction" means each of the securitization transactions
      --------------------------
pursuant to which a Subordinate Certificate was issued.

     "Scheduled Cumulative Prepayments" means with respect to each
      --------------------------------
Securitization Transaction and mortgage loan group the cumulative prepayments listed on the scheduled attached hereto as Exhibit C.

     "Step-up Date" means ________, _______..
      ------------

     "Subordinate Certificate" means the subordinate regular interest only
      -----------------------
certificates listed on Exhibit E hereto issued pursuant to the Securitization Transactions and made subject to this Agreement and any and all proceeds thereof.

     "Telerate Page 3750" means the display so designated on the Dow Jones
      ------------------
Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Trigger Event" shall mean the occurrence of (i) a Delinquency Trigger,
      -------------
(ii) a Loss Event, or (iii) a Prepayment Trigger.

     "Trustee" means "Trustee" as defined in the applicable Pooling and
      -------
Servicing Agreement.

     "Unmatured Event of Default" means any event which, with the giving of
      --------------------------
notice or the lapse of time or both, would become an Event of Default.

     "Withdrawal Liability" shall have the meaning given such term under Part I
      --------------------
of Subtitle E of Title IV of ERISA.

      Section 2.    Loan. (a) Subject to the terms and conditions of this
                    ----
Agreement, on the Initial Funding Date, and on each subsequent Funding Date, the Borrower hereby agrees to borrow from Lender and Lender hereby agrees to lend to the Borrower on a best reasonable efforts basis up to $5,000,000.00 in one or more Advances, provided that the Loan Balance both prior to and following any Advance shall not exceed the lesser of (x) 70% of the Market Value of the Collateral and (y) the Maximum Facility Balance. The Loan shall be evidenced by the Secured Note. The Loan shall be collateralized by, among other things the Collateral, as set forth in Section 4. Prior to making the Advance on the Initial Funding Date, the Borrower shall fulfill the following conditions precedent:

          (i) The representations and warranties of the Borrower in Section 5 hereof shall be true and correct:

          (ii) No Event of Default or Unmatured Event of Default shall have occurred and be continuing;

          (iii) The Borrower shall have delivered to the Lender the certificate or certificates evidencing the Subordinate Certificates as applicable, with all necessary bond powers or transfer instruments executed in blank or in the name specified by the Lender by the appropriate officers of the Borrower, and such other documents as may be required to transfer the Subordinate Certificates of record pursuant to the Pooling and Servicing Agreement and/or as the Lender shall require to perfect its first priority security interest in the Subordinate Certificates, including, without limitation, signature guarantees;

          (iv) The Lender shall have received a certificate of the Secretary of the Borrower certifying as to the following: (A) its certificate of incorporation, (B) its bylaws, (C) the resolutions of its board of directors approving the definitive agreements, documents, and instruments necessary to consummate the transactions contemplated hereby, and (D) the names and true signatures of the officers authorized on its behalf to sign the definitive agreements, documents and instruments;

          (v) The Lender shall have received a good standing certificate (or its equivalent) for the Borrower issued by the Secretary of State of the jurisdiction of the Borrower's incorporation;

          (vi) The Lender shall have received a search report provided in writing to the Lender by one of the national UCC search firms, listing all effective financing statements that name the Borrower as debtor or seller and that are filed in the jurisdiction of the Borrower's chief executive offices and in such other jurisdictions as the Lender shall request;

          (vii) (A) The Borrower shall have (1) notified the Trustee in connection with the related Securitization Transactions of the pledge of the Subordinate Certificates hereunder and (2) instructed the Trustee to pay all amounts payable to the holders of the Subordinate Certificates to an account specified by the Lender, and (B) the Trustee shall have acknowledged in writing the instructions set forth in clause (A) above, and a copy of the fully executed Instruction Letter shall be delivered to the Lender. Such notification and instruction shall be in the form of Exhibit A hereto (each, an "Instruction
                                                                     -----------
                 Letter");
                 ------

          (viii) The Lender shall have received an original fully executed copy of this Agreement and the Secured Note;

          (ix) The Lender shall have received acknowledgment copies of effective financing statements of the Borrower (Form UCC-1 or Form UCC-3, as appropriate), filed on or prior to the date of the Loan and naming the Borrower, as "debtor," the Lender, as "secured party," and describing the Collateral as the "collateral";

          (x) The Lender shall have received such other and further documents and legal opinions as the Lender in its sole discretion shall require; and

          (xi) The Lender shall receive the following, each dated as of such date and in form and substance satisfactory to the Lender and its counsel:

                (1) Favorable authority and enforceability opinions of counsel to the Borrower concerning this Agreement and the Secured Note; and

                (2) Favorable security interest opinions of counsel to the Borrower concerning the Collateral pledged hereunder.

          (xii) The Borrower shall have delivered evidence sufficient to the satisfaction of the Lender, in its sole discretion, that the amount of such requested Advance is necessary to the extent that the Borrower does not have sufficient cash, in excess of reasonable reserves that are established by Borrower in its annual business plan and that are reasonably acceptable to Lender, available in its operation or investment accounts to fund the retention by the Borrower of the Subordinate Certificates absent such requested Advance.


     (b) Prior to making an Advance on each subsequent Funding Date, the Borrower shall fulfill the following conditions precedent:

         (i) The representations and warranties of the Borrower in Section 5 hereof shall be true and correct:

         (ii) No Event of Default or Unmatured Event of Default shall have occurred and be continuing;

         (iii) The Borrower shall have delivered to the Lender the certificate or certificates evidencing the Subordinate Certificates, with all necessary bond powers or transfer instruments executed in blank or in the name specified by the Lender by the appropriate officers of the Borrower, and such other documents as may be required to transfer the Subordinate Certificates of record pursuant to the Pooling and Servicing Agreement and/or as the Lender shall require to perfect its first priority security interest in the Subordinate Certificates, including, without limitation, signature guarantees;

          (iv) (A) The Borrower shall have (1) notified the Trustee in connection with the related Securitization Transactions of the pledge of the Subordinate Certificates hereunder and (2) instructed the Trustee to pay all amounts payable to the holders of the Subordinate Certificates to an account specified by the Lender, and (B) the Trustee shall have acknowledged in writing the instructions set forth in clause (A) above, and a copy of the fully executed Instruction Letter shall be delivered to the Lender;

          (v) The Lender shall have received acknowledgment copies of effective financing statements of the Borrower (Form UCC-1 or Form UCC-3, as appropriate), filed on or prior to the date of the Loan and naming the Borrower, as "debtor," the Lender, as "secured party," and describing the Collateral as the "collateral"; and

          (vi)  No Capital Markets Transaction shall have occurred.

          (vii) The Borrower shall have delivered evidence sufficient to the satisfaction of the Lender, in its sole discretion, that the amount of such requested Advance is necessary to the extent that the Borrower does not have sufficient cash, in excess of reasonable reserves that are established by Borrower in its annual business plan and that are reasonably acceptable to Lender, available in its operating or investment accounts to fund the retention by the Borrower of the Subordinate Certificates absent such requested Advance.

     (c) No Advance shall be made hereunder following the first anniversary of the Initial Funding Date.

     (d) The Loan shall mature and shall be due and payable in full, together with accrued and unpaid interest thereon at the Interest Rate, on the Maturity Date, unless all amounts due and payable hereunder are earlier declared due and payable as provided herein.

     (e) The Borrower shall timely make any payment of interest and principal and any other sum which becomes due and payable, whether by acceleration or otherwise (including any mandatory prepayment), under the terms of this Agreement and the Secured Note and under any other document evidencing or securing Indebtedness of the Borrower to the Lender or any of the Lender's affiliates.

     (f) If no Event of Default shall have occurred, on each Payment Date all amounts received (i) from the Trustee with respect to the Collateral on such Payment Date and (ii) from the Borrower in connection herewith (in either case, the "Cash Receipts") shall be applied without duplication, as follows:
     -------------

          (i)    first, to the Lender the amount required to pay or reimburse
                 -----
                 the Lender for any fees or expenses owing to Lender hereunder;

          (ii)   second, to the Lender the amount required to pay the Interest
                 ------
                 Amount;

          (iii)  third, to the Lender the amount required to pay the Monthly
                 -----
                 Principal Payment;

          (iv) fourth, if the Loan Balance is greater than zero and there exists
               ------
               a Margin Deficit, to the Lender in reduction of the Loan Balance, the lesser of (x) any and all remaining amounts, and (y) the Margin Deficit; and

          (v)  fifth, to the Borrower (by wire transfer on such Payment Date
               -----
               pursuant to instructions provided to the Lender at least one (1) Business Day prior to such Payment Date) any and all remaining amounts, if any; provided, however, that if the Borrower do not notify the Lender at least one (1) Business Day prior to such Payment Date as to the amount to be remitted to the Borrower pursuant to this clause fifth and Cash Receipts from the Trustee
                                       -----
               are not received by noon, New York City time, on such Payment Date, the Lender shall make such remittance on the Business Day following the date on which the Lender receives such Cash Receipts.

     (g) In the event that the Cash Receipts on any Payment Date are not sufficient to make a full payment of the amounts set forth in clauses (i) through (iv) of Section 2(f), the Borrower shall immediately pay to the Lender on the applicable Payment Date the amount of such deficiency (which amount shall be treated hereunder as a Cash Receipt).

     (h) If the Borrower shall have paid or agreed to pay any interest on the Facility Balance in excess of that permitted by law, then it is the express intent of the parties hereto with respect thereto that (i) to the extent possible given the term of the Facility Balance, all excess amounts previously paid or to be paid by the Borrower be applied to reduce the Facility Balance and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder, and (ii) to the extent that the reduction of the Facility Balance and the reformation of the provisions thereof described in the immediately preceding clause (i) are not possible given the term of the Facility Balance, such excess amount shall be deemed to have been paid with respect to the Facility Balance as a result of an error and upon the Lender obtaining actual knowledge of an error, such amount shall be refunded to the Borrower.

     (i) At the Lender's option, all proceeds from the Borrower's material debt market transactions other than home equity loan securitizations in the normal course of the Borrower's business (a "Capital Markets Transaction") shall be applied toward payment of the Secured Note.

     (j) If the Facility Balance shall not have been repaid prior to the Step-up Date, the Borrower agrees to pay to the Lender on the Step-up Date by wire transfer of immediately available funds an additional fee in the amount of [1.50%] times the amount of the Maximum Facility Balance.

      Section 3.    Purpose of this Agreement.
                    -------------------------

     (a) The Borrower agrees that the Loan shall be used for general corporate purposes as permitted hereunder.

     (b) The Borrower does not own, and will not, and will not permit any subsidiary to, directly or indirectly, use any part of the proceeds of the Loan for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin security") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the Loan to be considered a "purpose credit" within the meaning of said Regulation G or cause this Agreement or any of the other Related Documents to violate Regulation G or any other regulation of the Board of Governors of the Federal Reserve System, or any other applicable law, statute, regulation, rule or order.

      Section 4.    Pledge and Security. The Borrower hereby pledges all of its
                    -------------------
right, title, and interest in, to and under and grants a first lien on, and security interest in, all of the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the "Collateral") to the Lender to secure the repayment of
                    ----------
principal and interest on the Loan and payment and performance of all other amounts or obligations owing to the Lender pursuant to this Agreement, the Secured Note and any Related Documents:

          (a)  Subordinate Certificates;

          (b)  any Hedging Contracts relating to the Subordinate Certificates;

          (c) any and all collateral subject to any Cross-Collateralized Facility, subject only to the prior interest of the Lender under such facility; and

          (d) all proceeds, payments, income and profits of, and records and files relating to any and all of any of the foregoing.

The Subordinate Certificates, together with any applicable transfer instruments, have been simultaneously delivered to the Lender or to a Person designated by Lender for the purpose of perfecting the Lender's security interest therein.
The Borrower hereby authorizes the Lender to register the Subordinate Certificates in the Lender's name or in the name of the Lender's nominee at any time in its sole discretion and regardless of whether the Borrower has defaulted in the performance of the Borrower's obligations hereunder.

      Section 5.    Representations and Warranties.
                    ------------------------------

     (a) The Borrower represents and warrants to the Lender as follows, as of the date hereof (which representations and warranties shall be deemed repeated on each Funding Date and at all times thereafter until the Borrower has satisfied in full all of its obligations hereunder as though made on and as of such date or times):

     (i) it has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to this Agreement, the Secured Note and all Related Documents and has taken all necessary action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Agreement, the Secured Note and all Related Documents;

     (ii) this Agreement, the Secured Note and all Related Documents constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

     (iii) the consummation of the transactions contemplated by this Agreement, the Secured Note and all Related Documents and the fulfillment of the terms hereof and thereof will not in a material manner (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its related certificate of incorporation or bylaws, or any contract, agreement, indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its assets is bound and which would result in a Material Adverse Change, (ii) result in the creation or imposition of any Lien, adverse claim or other encumbrance upon any of its assets pursuant to the terms of any such contract, agreement, indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than as expressly created under this Agreement, or (iii) violate any law or order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its assets and which would result in a Material Adverse Change;

     (iv) it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency which would result in a Material Adverse Change;

     (v) no litigation, proceeding or investigation is pending or, to the best of its knowledge, threatened against it which litigation, proceeding or investigation is likely to have consequences that could prohibit its entering into this Agreement, the Secured Note and all Related Documents or that which is likely to cause a Material Adverse Change;

     (vi) all actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with its execution, delivery and performance of this Agreement, the Secured Note and all Related Documents, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement, the Secured Note and all Related Documents and the performance of its obligations hereunder and thereunder;

     (vii) it is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the assets owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and could not be expected to cause a Material Adverse Change;

     (viii) there has been no change in its assets, liabilities or financial condition which have been in the aggregate, materially adverse to it, and no condition or event has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, and it is solvent as of the date hereof; and it will neither be rendered insolvent by the transactions contemplated by this Agreement, the Secured Note and all Related Documents. The Borrower does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Borrower or any of its assets;

     (ix) its principal place of business, chief executive office and location of books and records regarding Collateral is set forth in Section 13;

     (x) it has good and valid title to all of its properties and assets. It enjoys peaceful and undisturbed possession under all leases under which it will operate on and all of such leases are valid, subsisting and in full force and effect;

     (xi) it has all material licenses as are adequate for the conduct of its businesses as now conducted and now proposed to be conducted. Each such license is in full force and effect, and it has materially performed all obligations with respect thereto required of it. No material default in its performance or observance of its obligations thereunder has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

     (xii) none of this Agreement, the Secured Note, and all Related Documents, or any financial statements, reports, certificates or other information furnished by the Borrower or any of its officers to the Lender in connection with this Agreement, the Secured Note or any Related Documents contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. All such financial statements have been prepared in accordance with GAAP. There is no fact known to its executive officers which has resulted in, or is likely to result in, a Material Adverse Change which has not been set forth in this Agreement, the Secured Note and all Related Documents or otherwise disclosed to the Lender;

     (xiii) no dispute involving its employees or any of its relationships with its employees has resulted in, or is likely to result in, a Material Adverse Change. Its relationships with its creditors are satisfactory commercial working relationships and its executive officers have not received notice or otherwise become aware during the preceding 12-month period that any such lender has terminated a financing relationship (other than in accordance with the scheduled expiration thereof) with it in a manner which has resulted in, or is likely to result in, a Material Adverse Change. Its executive officers are not aware of any intention of any such creditor to take any such action;

     (xiv) the Subordinate Certificates have been validly issued, and is fully paid and non-assessable and not subject to preemptive rights, and the Subordinate Certificates have been offered, issued and sold in compliance with all applicable laws and (A) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance, in connection with the Subordinate Certificates; (B) there are no agreements on the part of the Borrower to issue, sell or distribute the Subordinate Certificates; and (C) the Borrower has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Subordinate Certificates;

     (xv) the Borrower has no subsidiaries other than those listed on Exhibit D hereto (except for certain special purpose entities formed for the purpose of effecting the Borrower's securitizations);

     (xvi) the Borrower is the record and beneficial owner of, and has good and marketable title to the Collateral, free of any and all Liens or options in favor of, or claims of, any other Person other than the Lender, except the Lien created by this Agreement;

     (xvii) on the Funding Date, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower;

     (xviii) all of the representations and warranties of the Borrower or any Affiliate thereof in the Pooling and Servicing Agreement are true and correct;

     (xix) The Borrower and its Affiliates has operated and administered each Plan in compliance with all applicable laws. Neither the Borrower nor any of its Affiliates has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could be expected to result in the incurrence of any such liability by the Borrower or any of its Affiliates, or in the imposition of any Lien on any of the rights or assets of the Borrower or any of its Affiliates, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section

             401(a)(29) or 412 of the Code. The Borrower and its Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans. The Borrower and its Affiliates have made all required contributions to Multiemployer Plans. Neither the Borrower nor any of its Affiliates has incurred, nor would expect to incur, any Withdrawal Liability upon a complete or partial withdrawal from any Multiemployer Plan. No Multiemployer Plan is, or is expected to be, insolvent, in reorganization or terminated within the meaning of Title IV of ERISA; and

     (xx) the Borrower is not, and will not become as a result of the transactions contemplated hereby or by the Securitization Transaction, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (xxi) all federal, state, local and foreign tax returns, reports and statements required to be filed by the Borrower have been filed with the appropriate governmental authority and all charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. The Borrower has paid when due and payable all charges required to be paid by it. Proper and accurate amounts have been withheld by Borrower from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. The Borrower has not executed or filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. The Borrower has not agreed or been requested to make any adjustment under Section 481(a) of the Internal Revenue Code by reason of a change in accounting method or otherwise. The Borrower does not have any obligation under any written tax sharing agreement.

     (xxii)  The Borrower is not a "foreign person" within the meaning of
             Section 1445(f)(3) of the Internal Revenue Code.

     (xxiii) As of the most recent Distribution Date, the Borrower has disclosed to the Lender all liquidated loan losses which are allocable to the transaction contemplated by the Pooling and Servicing Agreements, which, for any reason, have yet to be reflected on the most recently delivered servicer statement.

     (xxv) All the information supplied by the Borrower to the Lender on or prior to the Funding Date, including, but not limited to, any delinquency, foreclosure, real estate owned and loss information, is true and correct in all material respects.

     (xxvi) Upon receipt by the Lender or Lender's designee of the Subordinate Certificates and for so long as the Lender maintains actual physical possession of the Subordinate Certificates, the Lender shall have, for the benefit of the Lender, a fully-perfected first priority security interest in the Subordinate Certificates.

     (b) Upon discovery by the Borrower of any breach of any of the representations and warranties listed in this Section 5, the Borrower shall promptly give notice of such discovery to the Lender.

     (c) It is understood and agreed that the representations and warranties set forth in this Section 5 or deemed to be made hereunder shall survive the execution of this Agreement.

      Section 6.    Collateral Amount Maintenance.
                    -----------------------------

      (a) The Lender shall mark to market the Subordinate Certificates from time to time in its sole discretion, but at least monthly. If at any time 70% of the aggregate Market Value of the Subordinate Certificates is less than the Facility Balance (a "Margin Deficit"), then Lender may by notice to the Borrower require
            --------------
the Borrower to cure such Margin Deficit by delivering cash or such other additional collateral as is acceptable to the Lender in its sole discretion, to Lender within two (2) Business Days of notice thereof.

     (b) Notice required pursuant to subsection (a) may be given by any means of telecopier or telegraphic transmission. A notice for the payment of a Margin Deficit received before 9:00 a.m. on a Business Day, local time, of the party receiving the notice, must be met not later than 5:00 p.m. on the Business Day on which the notice was given, local time, of the party receiving the notice. Any notice given on a Business Day after 9:00 a.m., local time, of the party receiving the notice, shall be met not later than 2:00 p.m. (New York time) on the second Business Day thereafter. The failure of Lender, on any one or more occasions, to exercise its rights under subsection (a) of this Section 6 shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Lender to do so at a later date. A failure or delay by Lender to exercise its rights under subsection (a) of this Section 6 shall not limit Lender's rights under this Agreement or otherwise existing by law or in any way create additional rights for the Borrower.

      Section 7.    Borrower Covenants.
                    ------------------

     (a) The Borrower shall promptly deliver to the Lender (i) any report received by or required to be delivered by the Borrower pursuant to the Pooling and Servicing Agreement and any other Related Document at the same time as required thereunder, including, without limitation, any trustee's report and any reports delivered to related surety companies; (ii) any notice of transfer of servicing; and (iii) any other such document or information as the Lender may reasonably request from time to time.

     (b) The Borrower shall permit the Lender to inspect its books and records relating to the Mortgage Loans, the Securitization Transaction, the Subordinate Certificates and other matters relating to the transactions contemplated hereby, upon reasonable prior notice and during normal business hours.

     (c) If the Borrower shall, as a result of its ownership of the Subordinate Certificates, become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Subordinate Certificates, or otherwise in respect thereof, the Borrower shall accept the same as the Lender's agent, hold the same in trust for the Lender and deliver the same forthwith to the Lender in the exact form received, duly indorsed by the Borrower to the Lender, if required, together with an undated bond power covering such certificate duly executed in blank and with, if the Lender so requests, signature guaranteed, to be held by the Lender hereunder as additional collateral security for the Indebtedness. If any sums of money or property so paid or distributed in respect of the Subordinate Certificates shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Lender, hold such money or property in trust for the Lender, segregated from other funds of the Borrower, as additional collateral security for the Indebtedness.

     (d)  Without the prior written consent of the Lender, the Borrower will not
(i) vote to enable, or take any other action to permit, any rights afforded it as holder of the Subordinate Certificates under the Pooling and Servicing Agreement, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person other than the Lender with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement, the Secured Note and all Related Documents. The Borrower will defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

     (e) At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement, the Secured Note and all Related Documents and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement, the Secured Note and all Related Documents.

     (f) The Borrower agrees to pay, and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, the Secured Note and all Related Documents, other than income taxes of the Lender.

     (g)  Each Borrower Party shall deliver to the Lender:

          (i) as soon as available and in any event within 60 days after the end of each quarterly accounting period in each fiscal year (other than the last quarterly accounting period of each such fiscal year), its balance sheet as of the end of such period and the related statements of operations, shareholders' equity, and cash flows for such period and for the portion of such fiscal year ended on the last day of such period, in each case setting forth in comparative form the corresponding figures for the same period and portion of the next preceding fiscal year, all in reasonable detail and certified by its chief financial officer to fairly present the financial position and the results of its operations, shareholders' equity and cash flows as of the respective dates and for the respective period indicated and to have been prepared in accordance with GAAP, subject to normal year-end and audit adjustments;

          (ii) as soon as available and in any event within 120 days after the end of each of its fiscal years, its balance sheet as of the end of such year and the related statements of operations, shareholders' equity, and cash flows for such year, in each case setting forth in comparative form the corresponding figures for the next preceding fiscal year, all in reasonable detail and accompanied by the standard unqualified report (which shall not contain any additional explanatory paragraph concerning uncertainties or other matters) on such financial statements of its Independent Accountants, together with a separate certificate of such accountants which shall state whether or not their examination has disclosed the existence, during or at the end of the fiscal year covered by such financial statements and/or the date of such certificate, of any "reportable condition" (as defined in Statement on Auditing Standards No. 60 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants) in its internal control structure or any of its subsidiaries;

          (iii) on the last day of the first month in each quarter, or simultaneously with each delivery of financial statements pursuant to Sections 7(g)(i) and 7(g)(ii) in the case of the certificate required to be delivered pursuant to clause 7(g)(iii)(B)(y) below, a certificate signed by its chief executive officer, chief financial officer, treasurer or senior vice president of finance which shall state that, after due inquiry,

                (A) the signers do not have knowledge of the existence, during such period or as at the date of such certificate, of any material default or event of default under this Agreement, the Secured Note and all Related Documents, or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what action it has taken, is taking and proposes to take with respect thereto; and

                (B) an officer's certificate demonstrating in reasonable detail
                    (x) whether or not any Trigger Event or Loss Event has occurred and (y) the Borrower's compliance with the financial covenants contained in this Agreement;

          (iv) as promptly as practicable (but in any event not later than five (5) Business Days) after receipt thereof, copies of all reports or written comments (including, without limitation, audit reports, management letters and any other reports or communications with respect to the internal control structure) submitted by the Independent Accountants;

          (v) as promptly as practicable (but in any event not later than three (3) Business Days) after it becomes aware of the occurrence of any condition or event which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, a certificate of a responsible officer specifying in reasonable detail the nature and period of existence thereof, what action it has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

          (vi) not later than 11:00 a.m., New York City time, on the Business Day after it becomes aware thereof, a report setting forth any material changes or developments in its business, taken as a whole, including, without limitation, any material changes, developments or defaults under any uncured payment default; and

          (viii) such other information as, from time to time, may reasonably be requested by the Lender.

     (h) The Borrower shall (i) at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with GAAP; and (ii) set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required in accordance with GAAP.

     (i)  The Borrower shall:

          (i) pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its assets as well as all claims of any kind which, if unpaid, might by law become a
               Lien upon its property; provided, however, that shall it not be
                                       --------  -------
               required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by it and its Independent Accountants; provided, further, that it shall
                                                --------  -------
               pay any such tax, assessment, charge, levy or claim prior to the commencement of any proceeding to foreclose any Lien securing the same;

          (ii) do or cause to be done all things necessary to preserve and maintain in full force and effect its corporate existence, and all licenses material to its business;

          (iii) maintain and keep its assets in good repair, working order and condition, ordinary wear and tear excepted, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

          (iv) comply with the requirements of all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities having jurisdiction over its operations respect of the conduct of its business and the ownership of its property; provided, however,
                                                             --------  -------
                 that it shall not be required by reason of this Section 7(i)(iv) to comply therewith at any time while it shall be contesting its obligation to do so in good faith by appropriate proceedings, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP.

     (j) The Borrower shall not, without the consent of the Lender, which consent may be withheld in its sole discretion, directly or indirectly, make or commit to make any Restricted Payment which would cause an Event of Default or an Unmatured Event of Default.

     (k) The Borrower shall not permit as of any date of determination (i) its Net Equity to be less than [$_________], or (ii) the ratio of its aggregate liabilities to shareholders' equity to exceed 10 to 1.

     (l) The Borrower shall not engage in any transaction (including, without limitation, the purchase, sale or exchange of any assets or the rendering of any services), with an Affiliate or significant creditor thereof unless such transaction is fair and reasonable to it and no less favorable to it than would be obtained in a comparable arm's length transaction with a non-Affiliated Person.

     (m) Without the Lender's prior written consent, the Borrower shall not consummate any merger or consolidation with any Person or sell all or substantially all of its assets (other than in a transaction similar to the Securitization Transaction), unless the surviving entity by law or by agreement in favor of the Lender assumes the Borrower's obligations under this Agreement, the Secured Note and all Related Documents and such transaction would not result in or cause an Event of Default or an Unmatured Event of Default.

     (n) The Borrower shall promptly, and in any event within five (5) days after service of process, give to the Lender notice of all legal or arbitral proceedings affecting or that could cause a Material Adverse Change.

     (o) The Borrower shall not amend the Pooling and Servicing Agreement or any Related Documents without first obtaining the written consent of the Lender.

     (p) The Borrower shall notify the Lender as soon as possible, but in no event later than one (1) Business Day after obtaining actual knowledge thereof, if any event has occurred that constitutes an Event of Default or an Unmatured Event of Default.

     (q) As soon as possible after the Funding Date, the Borrower shall instruct all counterparties on Hedging Contracts relating to the Subordinate Certificates to recognize the Lender as the pledgee of such Hedging Contracts for all purposes under such Hedging Contracts, and shall execute any and all documents necessary or desirable to effect the foregoing.

      Section 8.    Events of Default. Each of the following shall constitute an
                    -----------------
"Event of Default" hereunder:
 ----------------

     (a) Failure of any Borrower Party to make any payment of interest or principal or any other fee, expense, or any other amount owing to the Lender, which has become due whether by acceleration or otherwise under the terms of the Secured Note, this Agreement or any other document or instrument evidencing or securing indebtedness of such Borrower Party to the Lender which failure is not remedied within two (2) Business Days, in the case of the failure to make any payment of principal, or three (3) Business Days, in the case of the failure to make any other payment.

     (b) Assignment or attempted assignment by the Borrower of this Agreement or any rights hereunder, except as provided in Section 14, or the granting by any Borrower Party of any security interest, lien or other encumbrance on any Collateral to other than the Lender.

     (c) The filing against any Borrower Party of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction as to which such Borrower Party fails to secure dismissal within 60 days of such filing, or the appointment of a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of any Borrower Party, or of any substantial part of its property, the ordering or the winding-up or liquidation of its affairs, or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Borrower Party, in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

     (d) Commencement by any Borrower Party of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by any Borrower Party, to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of such Borrower Party or of any substantial part of its property, or the making by such Borrower Party of any general assignment for the benefit of creditors, or the failure of any Borrower Party generally to pay its debts as such debts become due, or the taking of corporate action by any Borrower Party in furtherance of any of the foregoing.

     (e) Any material and adverse change in the financial condition or operations of any Borrower Party, or the existence of any other condition which, Lender reasonably determines constitutes an impairment of the Borrower's ability to perform its obligations under this Agreement or under the Secured Note or any other Borrower Party's obligations to Lender and which condition is not remedied within ten days or, if the condition cannot be fully remedied within said ten days, substantial progress (which shall be in Lender's sole determination) has not been made within said ten (10) days toward remedy of the condition.

     (f) The occurrence of an "Event of Default" (as defined in any Facility) under any Cross-Collateralized Facility.

     (g) A breach by the Borrower of any covenant set forth herein, or of the terms and provisions of any other agreement between the Borrower and Lender, in any case, which condition is not remedied within ten (10) days, or in the case of a Margin Deficit, two (2) Business Day, other than breaches otherwise referred to in this Section 8.

     (h) Any change in the identity of the servicer under the Pooling and Servicing Agreements to the extent not previously approved by the Lender.

     (i) A default by any Borrower Party on any of their debt instruments, financing facilities, or other financing agreements or agreement with any Person other than the Lender, if the then aggregate outstanding principal amount thereof exceeds $5,000,000.

     (j) A representation or warranty of the Borrower in this Agreement, the Secured Note or any Related Document shall prove to be incorrect in any material respect and not cured within ten (10) Business Days.

     (k) A Change in Control.

     (l) Standard & Poor's Ratings Services or Fitch Investors Service, L.P. shall have materially downgraded its initial rating, which initial rating was not a hostile rating, issued in respect of any rated series or issue of mortgage-backed securities made in connection with a Securitization Transaction or any other rated series or issue of mortgage-backed securities made in connection with a Cross-Collateralized Facility in which any Borrower Party was either the originator, seller, and/or servicer.

     (m) Any Borrower Party records one or more valuation adjustments that on a cumulative basis results in an allowance to, decrease in, or write-down of 20% or more of the book value of the Subordinate Certificates.

     (n) The failure of the Lender to have a perfected security interest in first-priority position in any Collateral.

     (o) The Delinquency Rate on any Securitization Transaction is greater than 18% on a three-month rolling average.

     (p) A Loss Event.

     (q) Any provision of this Agreement or the Secured Note shall for any reason cease to be valid or enforceable in accordance with its terms, or any security interest created hereunder shall cease to be a valid and perfected first priority security interest, except as otherwise permitted hereunder, in any of the Collateral purported to be covered thereby.

     (r) The Borrower admits its inability to perform fully when due any obligation of the Borrower to any broker, dealer, bank or other financial institution in respect of a transaction involving securities, commodities or other instruments (regardless of whether the Lender has any right, title or interest therein).

     (s) If a judgment for the payment of money affecting all or a substantial part of the Borrower's business or property shall be entered or rendered against the Borrower and such judgment shall not have been discharged in full or effectively stayed.

     (t) If any statement of the Borrower's financial condition prepared by the Borrower or at its request shall indicate that, or if the Borrower acknowledges that, the Borrower has a negative net worth or is insolvent.

      Section 9.    Remedies Upon Default. (a) Upon the happening of one or more
                    ---------------------
Events of Default:

          (i) the Lender may immediately declare the principal of and accrued and unpaid interest on the Secured Note, any and all amounts due by the Borrower to the Lender under this Agreement, the Secured Note and Related Documents to be immediately due and payable, together with all fees and expenses due and payable to the Lender hereunder and thereunder and, to the extent permitted by applicable law, interest on all of the foregoing at the Interest Rate (collectively, the "Indebtedness"); provided,
                                               ------------    --------
      however, that upon the occurrence of one of the Events of Default
      -------
      referred to in Sections 8(c) and 8(d), such amounts shall immediately and automatically become due and payable without any further action by any person or entity; provided, further, that upon such declaration or
                        --------  -------
      automatic acceleration, the balance of all outstanding Indebtedness shall become immediately due and payable without presentation, demand or further notice of any kind and Lender may apply all Cash Receipts against all Indebtedness until it is paid in full, in such order of priority as the Lender in its sole discretion shall determine;

          (ii) if an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted in this Agreement, the Secured Note and all Related Documents and in any other instrument or agreement securing, evidencing or relating to the Indebtedness, all rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New York. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower, any Borrower Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of the Borrower, which right or equity is hereby waived or released (provided such waiver or release is permitted by applicable law). The Lender shall apply any proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Indebtedness, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code as in effect in the State of New York, need the Lender account for the surplus, if any, to the Borrower. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Provided Lender disposes of the Collateral in the manner proscribed by law, the Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Indebtedness, the fees and disbursements of any attorneys employed by the Lender in connection with the Indebtedness and all other expenses of the Lender in connection therewith;

           (iii) the Lender may terminate this Agreement, suspend its obligations to advance funds pursuant hereto and/or pursuant to any other lending or repurchase arrangement with any Borrower Party;

           (iv) the Lender may cause any and all collections whether hereunder or under any other lending or repurchase arrangement with any Borrower Party on deposit in a servicing account or reserve account and all payments required to be made on the Subordinate Certificate thereafter to be paid to the Lender to reduce the Indebtedness until paid in full; and

           (v) the Lender may dispose of or otherwise deal with the Collateral in such manner as the Lender, in its sole and absolute discretion, deems necessary or desirable to maximize the likelihood of repayment in full of the Indebtedness.

      (b) If the Lender becomes the beneficial owner of the Subordinate Certificates following an Event of Default, the Lender shall add the amount of any federal, state and local income tax liability that arises from excess inclusions with respect to the Subordinate Certificates that may be allocated to the Lender as the holder thereof to the Loan Balance.

      Section 10.   Indemnification. (a) The Borrower hereby agrees to indemnify
                    ---------------
the Lender, the Lender's designee and each of its officers, directors, employees and agents ("Indemnified Parties") from and against any and all liabilities,
             -------------------
obligations, losses, damages, penalties, actions, judgments, suits, taxes (other than income taxes of the Lender), fees, costs, expenses (including reasonable attorneys fees and disbursements) or disbursements (all of the foregoing, collectively "Indemnified Amounts") which may at any time (including, without
              -------------------
limitation, such time as this Agreement, the Secured Note or any other Related Document shall no longer be in effect and the Indebtedness shall have been paid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement, the Secured Note or any other Related Document or any transactions thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Borrower shall not be
                                      --------
liable for Indemnified Amounts resulting from the negligence or willful misconduct of any Indemnified Party.

     (b) Costs and Expenses. The Borrower and Lender each hereby agree to bear
         ------------------
their own costs and expenses incurred in connection with (i) negotiation, preparation, execution and delivery of this Agreement, the Secured Note and the other Related Documents, (ii) the negotiation, preparation, execution and delivery of any amendments to any of them, (iii) the administration (including periodic auditing) of this Agreement, the Secured Note and the other Related Documents and the transactions contemplated hereby and thereby, and (iv) the enforcement of this Agreement, the Secured Note or any other Related Documents, or any actual or claimed breach hereunder or thereunder.

     (c) The provisions of Section 10(a) shall survive the termination of this Agreement.

      Section 11.   Power of Attorney. The Borrower hereby (a) authorizes the
                    -----------------
Lender, at the Borrower's expense, to file such financing statement or statements relating to the Collateral without the Borrower's signature thereon as the Lender at its option may deem appropriate, and (b) appoints the Lender as the Borrower's attorney-in-fact to execute any such financing statement or statements in the Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Borrower as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without the Lender's consent.

      Section 12.   Participation; Assignments. (a) The Lender may sell, pledge,
                    --------------------------
sell subject to a repurchase arrangement, or otherwise hypothecate (any such event, a "Hypothecation") to one or more entities (each, a "Participant")
          -------------                                     -----------
participating interests in (i) the Facility Balance owing to the Lender, (ii) the Secured Note held by the Lender, (iii) Subordinate Certificates, and (iv) any other interest of the Lender hereunder, without notice to, or the consent of, any Borrower Party. In the event of any Hypothecation by the Lender of a participating interest to a Participant, the Lender shall be obligated to act as the sole representative of any and all Participants and shall be entitled to unilaterally exercise all of the rights, and perform all of the obligations of, the Lender hereunder.

     (b) The Lender may assign this Agreement or any of its rights or obligations hereunder without notice to, or the consent of, the Borrower. The Borrower shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Lender.

      Section 13.   Notices. Except as otherwise specified in this Agreement,
                    -------
all demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier, or, if by other means, when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          If to Borrower:

          BNC Mortgage, Inc
          1740 E. Garry Avenue, Suite 109
          Santa Ana, California 92705
          Attention:     ______________
          Telephone:     ______________

          If to the Lender:

          DLJ Mortgage Capital, Inc.
          277 Park Avenue, 9th Floor
          New York, New York 10172
          Attention:  [John Friel]
          Telephone:  [(212) 892-3250]
               with a copy to:

          General Counsel's Office
          DLJ Mortgage Capital, Inc.
          277 Park Avenue, 23rd Floor
          New York, New York 10172
          Attention:  General Counsel

      Section 14.   No Oral Modifications; Successors and Assigns. No provisions
                    ---------------------------------------------
of this Agreement shall be waived or modified except by a writing duly signed by the authorized agents of the parties hereto. This Agreement shall be binding upon the successors and assigns of the parties hereto. This Agreement shall not be assignable by Borrower, provided, however, that the Borrower may assign all of its rights, duties and obligations to a wholly owned subsidiary of the Borrower provided further that (x) the Lender consents to the assignment in writing, and (y) the Borrower enters into an unconditional guaranty in form and substance acceptable to the Lender in its sole capacity.

      Section 15.   Severability of Provisions. If any one or more of the
                    --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 16.   No Waiver. No delay or omission of the Lender to exercise
                    ---------
any right or remedy accruing under this Agreement (including upon any Event of Default) shall impair any such right or remedy or constitute a waiver of any such right or remedy or an acquiescence therein. Every right and remedy given by this Agreement or by law to the Lender may be exercised from time to time, and as often as may be deemed expedient, as permitted under the terms hereof, by the Lender.

      Section 17.   Governing Law; Agreement Constitutes Security Agreement.
                    -------------------------------------------------------

     This Agreement is intended by the parties hereto to be governed by the laws of the State of New York, without regard to principles of conflicts of law, and to constitute a security agreement within the meaning of the New York Uniform Commercial Code.

      Section 18.   Jurisdiction.
                    ------------

     The parties hereby irrevocably submit to the jurisdiction of any federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, the Secured Note or any other Related Document, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such federal court. The parties hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in Section 13. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 18 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

      Section 19.   Integration. This Agreement, each Pooling and Servicing
                    -----------
Agreement, the Secured Note and the other Related Documents together contain a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

      Section 20.   Advice from Independent Counsel. The parties understand that
                    -------------------------------
this Agreement, the Secured Note and each of the other Related Documents to which it is a party is a legally binding agreement that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement, the Secured Note and each of the other Related Documents to which it is a party and that it is satisfied with its legal counsel and the advice received from it.

      Section 21.   Judicial Interpretation. Should any provision of this
                    -----------------------
Agreement, the Secured Note or any of the other Related Documents require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement, the Secured Note and each of the Related Documents.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    BNC MORTGAGE, INC.


                                    By:_______________________
                                       Name:
                                       Title:



                                    DLJ MORTGAGE CAPITAL, INC.


                                    By:_______________________
                                       Name:
                                       Title:

                                                                       Exhibit A
                           FORM OF INSTRUCTION LETTER
                          [One per Pooling Agreement]

[Custodian]
[Custodian's Address]

Dear Ladies and Gentlemen:

          Pursuant to Section 2(a)(vii) of the Subordinate Certificate Financing Agreement dated as of ______, 1998 (the "Agreement") by and among DLJ Mortgage
                                         ---------
Capital, Inc., as Lender (the "Lender") BNC Mortgage, Inc., as Borrower (the
                               ------
"Borrower"), the Borrower hereby notifies you under the Pooling and Servicing
---------
Agreement, dated as of _______________, 1998, by and among ______________ and you (the "Pooling and Servicing Agreement") that, pursuant to the Agreement, the
          -------------------------------
Borrower has pledged to the Lender all of the Borrower's right, title and interest in and to the Class __ Certificate issued pursuant to the Pooling and Servicing Agreement.

     Pursuant to Section 2(a)(vii) of the Agreement, the Borrower hereby instructs you to pay by wire transfer all amounts to be received by it pursuant to the Pooling and Servicing Agreement and payable thereunder to the registered owner of any of such Class ___ Certificates, to the Lender as specified below, unless otherwise instructed by the Lender from time to time to you. Such payments to the Lender shall be made by you on the same day on which such amounts would otherwise be payable by you to such owner. The payment instructions contained herein shall remain effective until the Lender otherwise instructs you.

     The Lender's wire instructions for purposes of all payments related to such Class ___ Certificates are:

          Bank:          [Chase NYC/DLJ Mtge Cap Corp.]
          ABA #:         [021000021]
          Account #:     [066-214-351]
          Attention:     [Robin Beck]
          Re:            BNC Mortgage, Inc.

                              Very truly yours,

                              BNC MORTGAGE, INC.


                              By:______________________________
                                  Name:
                                  Title:


Acknowledged and Agreed by:

[Custodian's Name], as the Trustee

By:____________________________
  Name:
  Title:

  cc:
    DLJ Mortgage Capital, Inc.
    277 Park Avenue, 9th Floor
    New York, New York 10172
    Attention: [John Friel]
    Telephone: [(212) 892-3250]

                                                                       Exhibit B
                                  SECURED NOTE
                                              _________________________ __, 1998

          FOR VALUE RECEIVED, the undersigned, BNC MORTGAGE, INC., (the

  "Borrower") a ______________ corporation, whose address is 1063 McGaw Avenue,
  ---------
  Irvine, California 92614, promises to pay to the order of DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, whose address is 277 Park Avenue, 9th Floor, New York, New York 10172 (the "Lender") on or before the Maturity Date,
                                        ------
  in lawful money of the United States of America, the principal sum of $5,000,000.00 plus interest, as follows:

          DEFINITIONS. Unless otherwise defined, capitalized terms used herein
          -----------
have the meanings assigned to them in the Subordinate Certificate Financing Agreement dated as of March __, 1998 (the "Agreement") by and among the Lender
                                           ---------
and the Borrower named therein.

          GENERAL TERMS. (i) Principal is payable in accordance with the
          -------------
Agreement, provided the Facility Balance outstanding on the Maturity Date shall be due and payable on the Maturity Date.

          (ii) Interest shall accrue daily on the Facility Balance a rate per annum equal at the Interest Rate computed in accordance with the Agreement.

          MAXIMUM RATE OF INTEREST: If the Borrower shall have paid or agreed to
          ------------------------
pay any interest on the Facility Balance in excess of that permitted by law, then it is intended with respect thereto that (i) to the extent possible given the term of the Facility Balance, all excess amounts previously paid or to be paid by the Borrower be applied to reduce the Facility Balance and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (ii) to the extent that the reduction of the Facility Balance and the reformation of the provisions thereof described in the immediately preceding clause (i) are not possible given the term of the Facility Balance, such excess amount shall be deemed to have been paid with respect to the Facility Balance as a result of an error and upon the Lender obtaining actual knowledge of such error, such amount shall be refunded to the Borrower.

          SECURITY: This Note is issued pursuant to the Agreement and is secured
          --------
by a pledge of the Collateral described therein.

          DEFAULTS: Upon the happening of an Event of Default, the Lender shall
          --------
have all rights and remedies set forth in the Agreement.

          The failure to exercise any of the rights and remedies set forth in the Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by law.

          WAIVERS: The Borrower waives diligence, presentment, protest and
          -------
demand and also notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, and consents to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust Lender's remedies against the Borrower or any other party liable hereon or against any collateral for this Note. None of the foregoing shall affect the liability of the Borrower and any indorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any Person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, the Lender and the Borrower, by written agreement among them, may affect the liability of the Borrower.

          TERMINOLOGY: If more than one party joins in the execution of this
          -----------
Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successors and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

          AGREEMENT: Reference is made to the Agreement for provisions as to
          ---------
mandatory prepayments, collateral and acceleration.

          THIS NOTE IS GOVERNED BY THE PROVISIONS OF THE AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE, AND IN THE EVENT ANY TERMS OF THIS NOTE ARE INCONSISTENT WITH THE TERMS OF THE AGREEMENT, THE TERMS OF THE AGREEMENT SHALL GOVERN THIS NOTE. NOTWITHSTANDING THE FOREGOING SENTENCE, NO REFERENCE HEREIN TO THE AGREEMENT AND NO PROVISION OF THIS NOTE OR OF THE AGREEMENT SHALL ALTER OR IMPAIR THE OBLIGATION OF THE BORROWER, WHICH IS ABSOLUTE AND UNCONDITIONAL, TO PAY THE PRINCIPAL OF AND INTEREST ON THIS NOTE AT THE RESPECTIVE TIMES AND AT THE RATES HEREIN AND THEREIN PRESCRIBED.

          APPLICABLE LAW: This Note shall be governed by and construed under the
          --------------
laws of the State of New York, without regard to principles of conflicts of law, whose laws the Borrower expressly elects to apply to this Note.


                              BNC MORTGAGE, INC.


                              By:_____________________
                                  Name:
                                  Title:

                                                                       Exhibit C
                                                                       ---------
                        Scheduled Cumulative Prepayments

                                                                       Exhibit D
                                                                       ---------
                            Subsidiaries of Borrower
                            ------------------------

                                                                       Exhibit E
                                                                       ---------
                            SUBORDINATE CERTIFICATES
                            ------------------------